Exhibit 99.1

HYATT SUMMERFIELD SUITES HOTEL PARTNERSHIPS

December 31, 2003, 2004 and 2005
and September 30, 2006

FINANCIAL STATEMENTS WITH REPORT
OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Partners
Hyatt Summerfield Suites Hotel Partnerships

We have audited the accompanying combined balance sheets of the Hyatt Summerfield Suites Hotel Partnerships (see Note A1 to the financial statements) as of December 31, 2005 and 2004 and the related combined statements of earnings, partners’ capital and cash flows for each of the three years in the period ended December 31, 2005. These combined financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Hyatt Summerfield Suites Hotel Partnerships as of December 31, 2005 and 2004 and the combined results of their operations and cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Wichita, Kansas
February 1, 2007

COMBINED FINANCIAL STATEMENTS

Hyatt Summerfield Suites Hotel Partnerships

COMBINED BALANCE SHEETS

ASSETS

	December 31, 2004	December 31, 2005	September 30, 2006
			(Unaudited)

PROPERTY AND EQUIPMENT, AT COST
Land	$17,336,712	$17,307,905	$17,307,905
Buildings and components	79,910,236	79,855,569	79,826,502
Furniture, fixtures and equipment	29,461,233	30,051,219	30,322,986

	126,708,181	127,214,693	127,457,393
Less accumulated depreciation	30,049,281	33,515,197	37,120,076

	96,658,900	93,699,496	90,337,317

OTHER ASSETS
Cash and cash equivalents	1,554,622	2,784,467	2,414,687
Replacement funds	3,038,324	2,359,995	2,912,597
Debt service escrows	1,597,755	1,802,285	1,947,564
Tax escrows	204,097	234,097	150,739
Accounts receivable	1,689,286	1,202,249	1,802,244
Prepaid expenses and other	399,421	298,396	378,459
Deferred loan costs, net of accumulated amortization	448,850	343,019	263,411
Deposits and other	1,204,746	842,296	903,428

	10,137,101	9,866,804	10,773,129

	$106,796,001	$103,566,300	$101,110,446

The accompanying notes are an integral part of these statements.

LIABILITIES AND PARTNERS' CAPITAL

	December 31, 2004	December 31, 2005	September 30, 2006
			(Unaudited)

LIABILITIES
Mortgages payable	$74,870,266	$72,599,407	$70,780,662
Accounts payable	61,419	14,218	15,551
Accrued interest	259,959	363,810	417,217
Accrued payroll and payroll taxes	310,555	610,439	765,743
Accrued property taxes	96,114	102,841	333,782
Accrued sales and occupancy taxes	196,119	275,730	334,493
Other accrued expenses	851,997	955,999	1,000,886
Note payable to limited partner	30,000	-	-
Accrued incentive management fees	1,373,677	1,756,479	1,650,810
Capital lease obligations	101,675	66,162	54,185

Total liabilities	78,151,781	76,745,085	75,353,329

PARTNERS' CAPITAL
General partners	113,233	110,263	106,378
Limited partners	28,530,987	26,710,952	25,650,739

Total partners' capital	28,644,220	26,821,215	25,757,117

	$106,796,001	$103,566,300	$101,110,446

Hyatt Summerfield Suites Hotel Partnerships

COMBINED STATEMENTS OF EARNINGS

Years ended December 31, 2003, 2004 and 2005 and the
nine months ended September 30, 2005 (unaudited) and 2006 (unaudited)

	Year ended December 31,			Nine months ended September 30,
	2003	2004	2005	2005	2006
				(Unaudited)	(Unaudited)
Revenue
Suite revenue	$30,617,697	$31,948,769	$33,482,782	$25,229,787	$27,066,570
Other revenue, net	315,055	355,308	513,838	415,205	440,661
Investment income	59,476	55,114	136,276	89,937	171,606

Total revenue	30,992,228	32,359,191	34,132,896	25,734,929	27,678,837

Expenses and other
Rooms	6,899,384	7,359,621	7,462,393	5,507,105	5,525,143
General and administrative	2,855,778	3,000,285	2,932,444	2,082,293	2,316,685
Sales and promotion	2,253,692	2,269,716	2,293,041	1,696,444	1,622,845
Maintenance	1,508,008	1,636,542	1,657,138	1,211,524	1,281,661
Utilities	1,368,943	1,381,772	1,470,653	1,135,165	1,225,927
Management, franchise and accounting fees	3,554,872	3,702,152	3,925,325	2,977,720	3,232,072
Property taxes	1,862,691	1,853,922	1,836,261	1,374,514	1,353,582
Insurance	577,676	506,573	399,475	288,698	324,749
Interest
Mortgage	3,059,253	3,148,339	4,172,822	3,025,597	3,746,193
Other	16,310	11,401	10,142	8,356	7,801
Other	349,214	230,687	264,177	197,641	186,931
Occupancy tax rebate	(274,092)	(305,215)	(189,623)	(142,857)	(140,540)
Loss on disposition of property and equipment	180,756	129,768	92,052	92,052	-
Write off accrued incentive management fees	-	-	-	-	(453,013)
Depreciation and amortization	5,928,527	5,398,711	5,180,733	3,760,320	3,718,074

Total expenses and other	30,141,012	30,324,274	31,507,033	23,214,572	23,948,110

NET EARNINGS	$851,216	$2,034,917	$2,625,863	$2,520,357	$3,730,727

The accompanying notes are an integral part of these statements.

Hyatt Summerfield Suites Hotel Partnerships

COMBINED STATEMENTS OF PARTNERS' CAPITAL

Years ended December 31, 2003, 2004 and 2005 and the
nine months ended September 30, 2006 (unaudited)

		Limited partners
	General partners	Regular Capital	Step up (down)	Total

Balance at January 1, 2003	$130,822	$24,251,923	$4,510,066	$28,892,811
Contributions	3,100	306,900	-	310,000
Distributions	(41,815)	(4,535,515)	-	(4,577,330)
Net earnings	27,389	1,126,443	(302,616)	851,216

Balance at December 31, 2003	119,496	21,149,751	4,207,450	25,476,697
Step up of partnership interests	-	-	5,409,436	5,409,436
Contributions	2,500	247,500	-	250,000
Distributions	(35,863)	(4,490,967)	-	(4,526,830)
Net earnings	27,100	2,624,423	(616,606)	2,034,917

Balance at December 31, 2004	113,233	19,530,707	9,000,280	28,644,220
Step down of partnership interests	-	-	(136,764)	(136,764)
Distributions	(34,132)	(4,277,972)	-	(4,312,104)
Net earnings	31,162	3,095,626	(500,925)	2,625,863

Balance at December 31, 2005	110,263	18,348,361	8,362,591	26,821,215
Distributions (unaudited)	(38,619)	(4,756,206)	-	(4,794,825)
Net earnings (unaudited)	34,734	4,010,320	(314,327)	3,730,727

Balance at September 30, 2006 (unaudited)	$106,378	$17,602,475	$8,048,264	$25,757,117

The accompanying notes are an integral part of these statements.

Hyatt Summerfield Suites Hotel Partnerships

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31, 2003, 2004 and 2005 and the
nine months ended September 30, 2005 (unaudited) and 2006 (unaudited)

	Year ended December 31,			Nine months ended September 30,
	2003	2004	2005	2005	2006
				(Unaudited)	(Unaudited)
Operating activities
Net earnings	$851,216	$2,034,917	$2,625,863	$2,520,357	$3,730,727
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	5,928,527	5,398,711	5,180,733	3,760,320	3,718,074
Write off accrued incentive management fees	-	-	-	-	(453,013)
Loss on disposition of property and equipment	180,756	129,768	92,052	92,052	-
Net change in operating assets and liabilities
Accounts receivable	234,904	(340,796)	487,037	(234,509)	(599,995)
Prepaid expenses and other	(150,323)	241,074	101,025	(14,797)	(80,063)
Accounts payable	(56,647)	35,183	(47,201)	48,825	1,333
Accrued interest	(57,114)	44,867	103,851	69,653	53,407
Other accrued expenses	374,886	329,788	873,026	1,205,006	837,239
Other	(136,545)	(327,485)	155,555	250,720	(221,744)

Net cash provided by operating activities	7,169,660	7,546,027	9,571,941	7,697,627	6,985,965

Investing activities
Net increase in debt service escrows	(368,007)	(60,024)	(204,530)	(145,008)	(145,279)
Net (increase) decrease in tax escrows	(33,511)	9,323	(30,000)	63,092	83,358
Deposits to replacement funds	(1,231,611)	(1,310,719)	(1,453,692)	(1,093,011)	(1,182,250)
Withdrawals from replacement funds	1,060,246	1,899,398	2,132,021	1,847,106	629,648
Purchase of property and equipment	(2,862,930)	(2,442,562)	(2,204,008)	(1,980,870)	(237,348)
Net (increase) decrease in deposits and other assets	(310,350)	269,193	66,947	47,127	127,018

Net cash used in investing activities	(3,746,163)	(1,635,391)	(1,693,262)	(1,261,564)	(724,853)

Financing activities
Financing costs incurred	-	(115,869)	(358)	-	-
Proceeds from mortgages payable	2,531,698	-	-	-	-
Payments on mortgages payable	(1,694,292)	(2,130,034)	(2,270,859)	(1,687,879)	(1,818,745)
Net increase (decrease) in notes payable	(698,000)	30,000	(30,000)	(30,000)	-
Principal payments on capital lease obligations	(38,580)	(36,389)	(35,513)	(15,877)	(17,322)
Capital contributions	310,000	250,000	-	-	-
Distributions	(4,577,330)	(4,526,830)	(4,312,104)	(3,111,560)	(4,794,825)

Net cash used in financing activities	(4,166,504)	(6,529,122)	(6,648,834)	(4,845,316)	(6,630,892)

Increase (decrease) in cash and cash equivalents	(743,007)	(618,486)	1,229,845	1,590,747	(369,780)
Cash and cash equivalents at beginning of period	2,916,115	2,173,108	1,554,622	1,554,622	2,784,467

Cash and cash equivalents at end of period	$2,173,108	$1,554,622	$2,784,467	$3,145,369	$2,414,687

Supplemental cash flow information
Cash paid for interest	$3,132,677	$3,114,873	$4,079,113	$2,964,300	$3,700,587
Noncash investing and financing activities
Capital leases entered into for property and equipment	$51,858	$27,033	$-	$-	$5,345

The accompanying notes are an integral part of these statements.

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

1.	Organization and basis of presentation

Hyatt Summerfield Suites Hotel Partnerships include seven limited partnerships under common management. The seven limited partnerships are combined in these financial statements as the hotel assets of the partnership were sold to Hersha Hospitality Limited Partnership subsequent to September 30, 2006. Each limited partnership owns and operates an all-suite hotel. The accompanying combined financial statements include the following entities:

Entity	Location

Bridgewater HotelWorks Associates, L.P. (BHA)	Bridgewater, New Jersey
Charlotte HotelWorks Associates, L.P. (CHA)	Charlotte, North Carolina
Gaithersburg HotelWorks Associates, L.P. (GHA)	Gaithersburg, Maryland
Harrison HotelWorks Associates, L.P. (HHA)	Harrison, New York
Pleasant Hill Lodging Partners, L.P. (PHLP)	Pleasant Hill, California
Pleasanton HotelWorks Associates, L.P. (PHA)	Pleasanton, California
Scottsdale HotelWorks Associates, L.P. (SHA)	Scottsdale, Arizona

BHA, CHA, GHA, HHA, PHLP, PHA and SHA are collectively referred to as the Partnerships. The Partnerships have no intercompany transactions or balances.

2.	Interim financial statements

The financial information as of and for the nine months ended September 30, 2005 and 2006 is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation of the results of the interim periods. The results of operations for the nine-month period ended September 30, 2006 is not necessarily indicative of the results of operations that will be realized for the year ended December 31, 2006.

3.	Concentration of credit risk

The Partnerships’ financial instruments exposed to concentration of credit risk consist primarily of cash and cash equivalents, replacement funds, debt service escrows, tax escrows and accounts receivable. The Partnerships place their funds into high credit quality financial institutions and at times, the funds may be in excess of the federal depository insurance limit.

4.	Replacement fund

Replacement funds are maintained by the Partnerships for the primary purpose of funding the repair and replacement of, and additions to, furniture, fixtures, equipment and other capital assets. Amounts ranging from 3% to 4% of the gross revenues, as defined, of the Partnerships are required by the Partnerships’ management agreements and loan agreements to be deposited into the replacement funds on an annual basis.

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE A - SIGNIFICANT ACCOUNTING POLICIES - Continued

5.	Debt service escrow

Debt service escrows are required to be maintained by the Partnerships as required by the mortgages payable.

6.	Accounts receivable

Accounts receivable represent amounts due from current guests and certain corporate accounts and are not collateralized. Accounts past due 90 days or more and determined not to be collectible by management are charged off to general and administrative expense. Charge offs, net of recoveries, were $37,410, $68,728, $144,393 and $111,400 for the years ended December 31, 2003, 2004, 2005, and for the nine months ended September 30, 2005, respectively, and net recoveries were $52,193 for the nine months ended September 30, 2006. Accounts receivable at December 31, 2004 and 2005 and September 30, 2006 are considered to be fully collectible.

7.	Property and equipment

Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the related assets. Useful lives are as follows:

Buildings and components	39 years
Furniture, fixtures and equipment	3-15 years

Normal repairs and maintenance are charged to expense as incurred; betterments and replacements are capitalized.

8.	Deferred loan costs

Loan fees, closing and other costs incurred in obtaining mortgage financing have been capitalized and are being amortized over the term of the mortgages payable. Accumulated amortization on deferred loan costs was $400,440, $506,630, and $586,267 at December 31, 2004 and 2005, and September 30, 2006, respectively.

9.	Advertising costs

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2003, 2004, and 2005 and the nine months ended September 30, 2005 and 2006 were $49,571, $64,482, $59,853, $26,432 and $37,105, respectively.

10.	Income taxes

The accompanying financial statements do not include a provision for income taxes because the Partnerships are not taxpaying entities. Each partner includes their proportionate share of the Partnerships’ taxable income or loss in their individual tax returns. Differences between income or loss reported for financial reporting and income tax purposes primarily result from certain costs capitalized for reporting purposes and expensed for tax purposes and certain costs capitalized for both reporting and tax purposes, but amortized using different methods and useful lives.

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE A - SIGNIFICANT ACCOUNTING POLICIES - Continued

11.	Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

12.	Cash equivalents

For purposes of the statements of cash flows, the Partnerships consider cash and cash equivalents to include currency on hand, demand deposits and short-term investments with maturities of three months or less. Cash and cash equivalents do not include the replacement funds, debt service escrows, or tax escrows consisting primarily of interest-bearing money market accounts since these funds are restricted as to their use.

13.	Impairment of long-lived assets

The Partnerships periodically review the carrying value of their property and equipment to determine if events and circumstances exist indicating that the assets might be impaired. If facts or circumstances support the possibility of impairment, the Partnerships prepare projections of undiscounted cash flows, without interest charges, of the hotel property to determine if the amounts estimated to be generated by those assets are less than the carrying amounts of those assets. If impairment is indicated, an adjustment is made to the carrying amount based on the difference between the sum of the expected future discounted net cash flows and the carrying amount of the asset. No impairment losses have been recorded by the Partnerships.

14.	Transfers of partnership interest

BHA, GHA, HHA, PHLP and PHA have made a Section 754 election under the Internal Revenue Code. This election provides that when there is a partnership interest transferred between partners, the new partner’s capital account is equal to the amount the new partner paid for the interest. The Partnerships, therefore, adjust the capital account corresponding to the transferred interest, with a corresponding step up or step down to the carrying value of the partnership’s assets. The step up or step down is allocated to the specific partner and amortized over the lives of the assets.

NOTE B - RELATED PARTY TRANSACTIONS

SA, L.P., Sierra Suites Hotel Company, L.P. (SRHOTEL) and LodgeWorks, L.P. (LodgeWorks) are affiliated through certain common ownership and considered related parties of the Partnerships. Contracts, LLC (Contracts) is a wholly-owned subsidiary of SRHOTEL. Summerfield Hotel Company, L.P. (SFHC) is a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham). A principal owner of the Partnerships was a member of the Board of Directors and a stockholder of Wyndham until August 16, 2005, when Wyndham was acquired by an unrelated party.

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE B - RELATED PARTY TRANSACTIONS - Continued

1.	Management agreements

Under the terms of their respective management agreements, Contracts acts as manager and operator of the BHA, GHA and PHA hotels, SRHOTEL acts as manager and operator of the CHA, HHA and SHA hotels and LodgeWorks acts as manager and operator of the PHLP hotel. The term of the management agreements extends for 20 years from the date each partnership commenced operations. Contracts, SRHOTEL and LodgeWorks (managers) have options to extend the management agreements for an additional 15 years. The managers receive a management fee equal to 4% of gross revenues of BHA, GHA, PHA, HHA, SHA and PHLP and 2% of gross revenues of CHA. The management agreements also provide for monthly accounting fees. In addition, the managers may receive incentive management fees (IMFs) equal to 7.5% of the net operating profit, as defined, of BHA, GHA, PHA, HHA, SHA and PHLP and 2% of gross revenues of CHA. The managers’ right to receive the IMFs is cumulative; however, payment is subject to deferral and is dependent on a net distributable cash calculation as outlined in the management agreement.

The IMFs are recorded as an expense in the period earned. The payment of the IMFs is to be made only after net available cash has been distributed to pay priority payments as outlined in the management agreements. Other priority payments include unpaid and unaccrued minimum returns on capital as disclosed at Note D.

2.	Franchise agreement

The franchise agreements allow each of the partnerships to operate as a “Hyatt Summerfield Suites Hotel.” Under the agreements, the Partnerships pay a franchise fee equal to 4% of gross suite revenues, as defined. Franchise fees were paid to SFHC, a related party until August 2005.

3.	Marketing fees

The Partnerships pay a marketing fee equal to 1.5% of their gross suite revenues, as defined, to a system marketing fund. The fund provides general advertising and marketing services for all Hyatt Summerfield Suites Hotels. The Partnerships also pay a fee equal to .5% of their gross suite revenues, as defined, for national advertising and marketing services. The marketing funds were administered by related parties until August 2005.

4.	Other fees

The Partnerships pay monthly fees for use of a centralized reservation system, which were paid to a related party until August 2005.

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE B - RELATED PARTY TRANSACTIONS - Continued

The following represents expenses incurred under the agreements described above during the periods ended:

	Years ended December 31,			Nine months ended September 30,
	2003	2004	2005	2005	2006
	(unaudited)	(unaudited)

Management fees	$1,235,173	$1,288,531	$1,347,812	$1,015,842	$1,087,043
Incentive management fees	847,191	883,670	982,002	760,536	867,066
Franchise fees	1,224,708	1,277,951	1,339,311	1,009,191	1,082,663
Marketing fees	612,354	638,976	669,656	504,596	541,331
Accounting fees	247,800	252,000	256,200	192,150	195,300
Reservation system fees	209,721	220,310	220,346	166,318	110,005

5.	Other related party services

LodgeWorks Safety Company, LLC (Safety) provides a form of self-funded workers’ compensation costs-sharing arrangement for the Partnerships and other related entities. Safety provides a high deductible insurance program with the deductible portion self-funded. The Partnerships are members of Safety, and as such, make contributions to Safety based on the respective members’ payroll. Losses from operations of Safety are allocated among the members based on ownership percentages. Workers’ compensation expense totaled $189,005, $244,145, $169,239, $110,697 and $168,786 for the years ended December 31, 2003, 2004, and 2005 and the nine months ended September 30, 2005 and 2006, respectively. The Partnerships have deposits at Safety of $610,303, $301,318, and $523,062 as of December 31, 2004 and 2005, and September 30, 2006, respectively.

The Partnerships engage LodgeWorks Payroll, LLC (Payroll), a related party through common ownership, to administer payroll and participate with other related entities in a medical plan. The Partnerships have deposits of $285,500 as of December 31, 2004 and 2005 and $303,500 as of September 30, 2006 with Payroll and deposits of $105,644, $38,655, and $39,619 as of December 31, 2004 and 2005, and September 30, 2006, respectively, with the medical plan.

LodgeWorks is responsible for engaging contractors and purchasing furniture, fixtures and equipment for periodic renovation of the Partnerships’ hotels. The costs are charged to the Partnerships at cost plus a 5% to 10% fee. LodgeWorks earned fees of $110,215, $171,075, $185,139, $175,139 and $26,777 for the years ended December 31, 2003, 2004, and 2005 and the nine months ended September 30, 2005 and 2006, respectively, which has been capitalized as property and equipment in the accompanying balance sheets.

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE B - RELATED PARTY TRANSACTIONS - Continued

6.	Note payable to limited partners

Certain partnerships had revolving promissory notes payable to limited partners of which $30,000, $-0- and $-0- was outstanding as of December 31, 2004 and 2005, and September 30, 2006, respectively. The largest balance outstanding was $255,000, $455,000, $455,000 and $460,000 during the years ended December 31, 2004 and 2005, and the nine months ended September 30, 2005 and 2006, respectively. The notes are payable upon demand and incur interest at The Wall Street Journal prime rate (5.25%, 7.25% and 8.25% at December 31, 2004 and 2005, and September 30, 2006, respectively).

7.	Transfers of partnership interests

Limited partners have sold and repurchased limited partnership interests with parties related and unrelated to the limited partners. Those parties became partners with the full rights and obligations of a limited partner. The fair value of the limited partnership interests was determined using a valuation method whereby adjusted net cash flows were capitalized at an 8% rate in 2004 and a 10% rate in 2005. The sales resulted in partnership assets being stepped up $5,409,436 in 2004 and stepped down $136,764 in 2005 with a corresponding increase and decrease in the partners’ capital accounts. See Note A14 for the applicable accounting policy.

NOTE C - MORTGAGES PAYABLE

Mortgages payable consist of the following:

	December 31,		September 30,
	2004	2005	2006
			(unaudited)
Mortgage payable to German American Capital Corporation in monthly payments including interest at a fixed rate of 7.086% on one-half of the principal balance and a variable interest rate based on LIBOR on the other half (4.59%, 6.53% and 7.525% as December 31, 2004 and 2005, and September 30, 2006, respectively), with the remaining balance due in August 2007, secured by the assets of BHA, GHA and PHA (see Note G)	$32,905,745	$32,286,220	$31,774,637

Mortgage payable to Westdeutsche Landesbank in quarterly payments including interest at a variable rate based on LIBOR (3.56%, 5.62% and 7.10% as of December 31, 2004 and 2005, and September 30, 2006, respectively), with the remaining balance due in September 2009, secured by the assets of HHA	18,683,213	17,962,301	17,377,575

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE C - MORTGAGES PAYABLE - Continued

	December 31,		September 30,
	2004	2005	2006
			(unaudited)
Mortgage payable to Westdeutsche ImmobilienBank in quarterly payments including interest at a variable rate based on LIBOR (3.93%, 6.31% and 7.17% as of December 31, 2004 and 2005, and September 30, 2006, respectively), with the remaining balance due in September 2011, secured by the assets of PHLP	$15,682,210	$15,192,788	$14,801,102

Mortgage payable to Hypo Real Estate Capital Corporation in monthly payments including interest at a variable rate based on LIBOR (4.61%, 6.57% and 7.53% as of December 31, 2004 and 2005, and September 30, 2006, respectively), with the remaining balance due in December 2008, secured by the assets of SHA and a guarantee by a limited partner of a maximum of 3.8% of the outstanding loan balance	7,599,098	7,158,098	6,827,348

	$74,870,266	$72,599,407	$70,780,662

Maturities of the Partnerships’ mortgages payable at December 31, 2005 are as follows:

2006	$2,444,342
2007	33,469,941
2008	7,831,157
2009	16,026,652
2010	709,637
Thereafter	12,117,678

Total	72,599,407

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE D - DISTRIBUTION TO PARTNERS

Each partnership’s net available cash, as defined, will be distributed from time to time, generally in the following manner:

•
First, among the partners of each individual partnership pari passu in proportion to, and to the extent of, each partner’s unpaid return on capital, until each partner’s unpaid return on capital has been reduced to zero

•
next, among the partners of each individual partnership pari passu in proportion to their respective additional capital, in repayment of such additional capital, until each partner’s additional capital has been repaid in full and

•	next, equally between (i) incentive management fees and (ii) the partners of each individual partnership pari passu in proportion to their respective percentage interests.

To make distributions to partners, the partnerships must generally maintain specified debt service ratios and minimum debt service escrow balances.

BHA, GHA, HHA, PHA and SHA have Class B limited partners and PHLP has Class C limited partners, which contributed no capital to the partnerships. They, therefore, receive no distributions until all partners have received distributions equal to their unpaid return on capital and any additional capital contribution.

In the event of a sale, refinancing or liquidation of the Hotels, the distributions are the same as previously described, after the capital contributions are returned before payment of incentive management fees.

At December 31, 2004 and 2005, and September 30, 2006, unpaid and unaccrued minimum returns totaled $8,123,376, $9,445,577 and $8,081,705, respectively.

NOTE E - ALLOCATION OF NET EARNINGS OR LOSS

Net earnings or loss is allocated among the partners of each partnership in accordance with the provisions of the individual partnership agreements. In general, net earnings or loss is allocated based on the respective residual percentage interests of the partners. However, Class B and C limited partners generally are allocated net earnings only to the extent of cash distributions made to them. Limited partners’ capital accounts can be allocated losses and taken to a deficit balance only to the extent of their share of the partnerships’ minimum gain, as defined by Internal Revenue Service statutes. Losses in excess of the minimum gain computation are allocated to the general partner. Depreciation associated with the step ups in basis is allocated to the specific partner.

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE F - CAPITAL LEASE OBLIGATIONS

The Partnerships lease certain transportation equipment under capital leases.

Property and equipment include the following property under capital leases:

	December 31,		September 30,
	2004	2005	2006
			(unaudited)

Furniture, fixtures and equipment	$191,009	$191,009	$192,274
Less accumulated depreciation	(108,085)	(145,564)	(161,891)

	$82,924	$45,445	$30,383

Depreciation expense for the property under capital leases for the years ended December 31, 2003, 2004 and 2005, and the nine months ended September 30, 2005 and 2006 was $48,399, $51,103, $37,479, $28,109 and $19,327, respectively.

The following is a schedule of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments, as of December 31, 2005:

2006	$43,872
2007	23,636
2008	7,575

Total future minimum lease payments	75,083
Less amount representing interest	8,921

$66,162

NOTE G - LOAN GUARANTEES

BHA, GHA, PHA and another partnership related through common ownership, but not included in these accompanying combined financial statements, have a combined credit facility collateralized by the contract rights and assets of all four partnerships as described in the mortgage payable to German American Capital Corporation in Note C. The total principal balance of the other related loan not included in the accompanying combined financial statement at December 31, 2005 and September 30, 2006 was $12,981,538 and $12,751,550, respectively. Should any of the partnerships default on their loan agreements, the lender could look to the partnerships and the assets collateralizing the partnerships’ loans for repayment of the related partnerships’ loans. In connection with the sale of the hotel assets of the Partnerships subsequent to September 30, 2006, the mortgages payable of BHA, GHA, and PHA were paid in full.

Hyatt Summerfield Suites Hotel Partnerships

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Amounts and disclosures as of and for the nine months
ended September 30, 2005 and 2006 are unaudited)

NOTE H - FORWARD CONTRACTS

At times, certain partnerships enter into forward contracts for the purchase of electricity and natural gas. The contracts are generally for a period of two years or less with fixed or variable prices and quantities based on anticipated consumption. The partnerships are not subject to penalties if the usage varies. The contracts are not considered derivatives because they are forward contracts which meet the normal purchase exception in that the partnerships expect to use the electricity and natural gas in the normal course of business. Utilities expense is recorded as incurred.

NOTE I - OCCUPANCY TAX REBATE

As an inducement to PHLP, the City of Pleasant Hill agreed to rebate the first $650,000 of occupancy tax received and fifty percent of amounts subsequently received to a maximum of $500,000 (additional rebate). The additional rebate will be reduced if actual room rents, as defined, exceed $6,500,000 for the preceding twelve months computed on a quarterly basis. PHLP has received cumulative occupancy tax rebates totaling $778,905 and $919,445 as of December 31, 2005 and September 30, 2006, respectively.

NOTE J - SUBSEQUENT EVENTS

Effective December 31, 2006, the hotel assets of the Partnerships were sold for approximately $169 million. In connection with the sale, the mortgages payable were paid in full. Based upon the selling price, incentive management fees of $453,013 on CHA will never be paid and have therefore been written off. The write off of the incentive management fees is reflected in the statement of earnings for the nine months ended September 30, 2006.